Exhibit 10.3

AGREEMENT TO PARTICIPATE IN THE

EXTREME NETWORKS, INC.

EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

This Agreement to Participate in the Extreme Networks, Inc. Executive Change in Control Severance Plan (this “Participation Agreement”) confirms the benefits provided to ____________ (“you”) by Extreme Networks, Inc. (the “Company”) under the Company’s Executive Change in Control Severance Plan (as amended and restated through April 30, 2019) (the “Plan”).  All references to the “Participant” in the Plan shall be deemed to refer to you.  In consideration for the benefits provided through the Plan, you agree that you shall become a Participant in the Plan as of the date signed by the Company set forth below (the “Effective Date”) and shall be fully bound by and subject to all its provisions.

Unless otherwise defined in this Participation Agreement, capitalized terms in this Participation Agreement shall have the same meaning as in the Plan.  Your rights pursuant to this Participation Agreement shall apply for an initial period of three (3) years from the Effective Date, and shall automatically renew for an additional three (3) year period at the end of the initial period and each subsequent period, unless you or the Company delivers a written notice of non-renewal to the other party at least ninety (90) days before the end of the then-current period, in which case your participation in the Plan shall terminate at the end of such period.

You acknowledge and agree that, for purposes of the Plan, you are an [“Officer” OR “Vice President”] (as such term is defined by the Plan) as of the date of this Participation Agreement, and entitled to the severance rights under the Plan due to an [Officer OR Vice President], subject to the terms of the Plan.

You acknowledge that the Plan confers significant legal rights and, to the extent provided therein, may also constitute a waiver of rights under other agreements with the Company; that the Company has encouraged you to consult with your personal legal and financial advisors; and that you have had adequate time to consult with your advisors before executing this Participation Agreement. You acknowledge that you have received a copy of the Plan and have read, understood and are familiar with the terms and provisions of the Plan.

You further acknowledge that, except as otherwise established in an employment agreement between the Company and you, the employment relationship between you and the Company is an “at-will” relationship.

The Plan contains additional terms and conditions relating to the matters addressed in this Participation Agreement.  Such provisions are incorporated into this Participation Agreement by reference.  In the event of any conflict between this Participation Agreement and the Plan, the terms of the Plan shall govern.

(Signature page follows)

Executed on _________________________.

PARTICIPANT EXTREME NETWORKS, INC.

By:

Signature

Title:

Name Printed

Date:__________________________

Address

(the “Effective Date”)

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